SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

ATMI, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810
(203) 794-1100

April 23, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ATMI, Inc., which will be held at our corporate offices located at 6 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. on Thursday, May 22, 2008. On the following pages, you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the annual meeting in person, it is important that your shares are represented and voted at the annual meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

/s/ Eugene G. Banucci
Eugene G. Banucci
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2008

To Our Stockholders:

The 2008 annual meeting of stockholders of ATMI, Inc. (the “Company”) will be held at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut on Thursday, May 22, 2008 at 10:00 a.m. (local time) for the following purposes:

1. To elect two Class II directors for a term expiring at the annual meeting of stockholders in 2011;

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of our Common Stock (NASDAQ: ATMI) at the close of business on April 14, 2008 are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

By order of the Board of Directors,

/s/  Ellen T. Harmon
Ellen T. Harmon
Corporate Secretary

Dated: April 23, 2008
Danbury, Connecticut

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 22, 2008 — The proxy statement and annual report to stockholders are available at www.atmi.com.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2008

This proxy statement is being furnished to the holders of Common Stock (the “Common Stock”) of ATMI, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held on May 22, 2008 at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut, and at any adjournments or postponements thereof.

This proxy statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company’s 2007 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 25, 2008. As used in this proxy statement, references to the “Company” include references to ATMI, Inc. and to its predecessor registrant, Advanced Technology Materials, Inc.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of Class II directors, the ratification of the Company’s independent registered public accounting firm and any other matters that may properly come before the Annual Meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only holders of record of Common Stock at the close of business on April 14, 2008, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a holder of record of Common Stock on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of Common Stock?

Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting.

Who can attend the Annual Meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted. As of the Record Date, 32,095,224 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 16,047,613 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining whether a quorum is present.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, your shares of Common Stock will be voted as directed on the proxy card. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of Class II directors (see Proposal No. 1); and

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (see Proposal No. 2).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Class II Directors.  The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Class II directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more Class II directors will not be voted with respect to the nominee for Class II director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Appointment of Ernst & Young LLP.  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Your broker will have discretionary authority to vote your shares on each of the proposals to be considered at the Annual Meeting, which are both routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” Proposal No. 1 and “FOR” Proposal No. 2. A “broker non-vote” occurs when a broker expressly indicates on a proxy card that it is not voting on a matter. To the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed “votes cast” and will have no effect with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to the election of the Class II directors or the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

STOCK OWNERSHIP

The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date, by: (i) each executive officer of the Company named in the Summary Compensation Table; (ii) each director and nominee for director of the Company; (iii) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; and (iv) all current directors and executive officers of the Company as a group. Except as indicated by footnote, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, other than restricted shares (over which they have sole voting power but no investment power).

	Shares	Percent
Name and Address of Beneficial Owner(1)	Beneficially Owned	of Class

Gerald C. Catenacci(2)	2,781,819	8.39%
Principled Asset Administration, LLC (and affiliated entities) 666 Fifth Avenue, 37th Floor New York, NY 10103
Westfield Capital Management Company, LLC(3)	2,655,899	8.01%
1 Financial Center Boston, MA 02111
Lord, Abbett & Co., LLC(4)	2,115,370	6.38%
90 Hudson Street Jersey City, NJ 07302
Ziff Asset Management, LP(5)	2,076,811	6.26%
283 Greenwich Avenue Greenwich, CT 06830
Frontier Capital Management Co., LLC(6)
99 Summer Street Boston, MA 02110	1,769,998	5.34%
Eugene G. Banucci(7)	409,531	1.23%
Douglas A. Neugold(8)	372,260	1.12%
Daniel P. Sharkey(9)	256,809	*
Tod A. Higinbotham(10)	128,986	*
Timothy C. Carlson(11)	64,305	*
Kevin M. Laing(12)	47,555	*
Thomas J. McGowan(13)	27,726	*
Robert S. Hillas(14)	128,839	*
Mark A. Adley(15)	90,235	*
Stephen H. Mahle(16)	89,140	*
C. Douglas Marsh(17)	105,257	*
Frederick C. Flynn, Jr.(18)	18,139	*
Cheryl L. Shavers, Ph.D(19)	11,794	*
All current directors and executive officers as a group (17 persons)(20)	1,802,867	5.44%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Except as otherwise noted, the address for all stockholders is c/o ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

(2)	According to a Schedule 13G/A filed by Gerald C. Catenacci (“GCC”) on February 14, 2008, GCC is the managing member of Principled Capital Management, LLC (“PCM”), a general partner, and Principled Asset Administration, LLC (“PAA”), an investment adviser, and may be deemed to be the beneficial owner of the Common Stock directly owned by entities managed or advised by PCM and PAA. GCC and PAA claim shared voting and dispositive power with respect to 2,781,819 shares of Common Stock; however, GCC and PAA disclaim beneficial ownership of these shares.

(3)	According to a Schedule 13G filed by Westfield Capital Management Company, LLC (“WCM”) on January 10, 2008, WCM has sole voting power with respect to 1,860,299 shares of Common Stock and sole dispositive power with respect to 2,655,899 shares. The Schedule 13G provides that WCM is an investment adviser.

(4)	According to a Schedule 13G filed by Lord, Abbett & Co., LLC (“LAC”) on February 14, 2008, LAC has sole voting power with respect to 1,967,570 shares of Common Stock and sole dispositive power with respect to 2,115,370 shares. The Schedule 13G provides that LAC is an investment adviser.

(5)	According to a Schedule 13G filed by Ziff Asset Management, LP (“ZAM”), PBK Holdings, Inc. (“PBK”), Philip B. Korsant, and ZBI Equities, LLC (“ZBI”) on February 13, 2008, each of ZAM, PBK, Philip B. Korsant and ZBI have shared voting and dispositive power with respect to 2,076,811 shares of Common Stock. Each of ZAM, PBK, Philip B. Korsant, and ZBI may be deemed to beneficially own these shares as a result of the direct or indirect power to vote or dispose of such shares.

(6)	According to a Schedule 13G filed by Frontier Capital Management Co., LLC (“FCM”) on February 14, 2008, FCM has sole voting and dispositive power with respect to 1,769,998 shares of Common Stock. The Schedule 13G provides that FCM is an investment adviser.

(7)	Includes 10,489 restricted stock awards (“RSAs”), 264,040 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 15,321 shares either owned or issuable upon exercise of options within 60 days of the Record Date by Dr. Banucci’s spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse.

(8)	Includes 104,905 RSAs and 236,207 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(9)	Includes 36,749 RSAs and 177,811 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 41,118 RSAs and 80,385 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(11)	Includes 34,671 RSAs and 26,546 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(12)	Includes 10,998 RSAs and 31,894 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(13)	Includes 15,624 RSAs and 8,150 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(14)	Includes 4,450 RSAs, 51,378 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 10,558 deferred stock units (as described below under “Compensation and Other Information Concerning Officers and Directors— Director Compensation — Deferral of Board Retainer and Fees for Committee Service”), which are automatically converted into shares of Common Stock upon a separation from service as a director (“Deferred Stock Units”), and 10,000 shares owned by the Hillas Family Limited Partnership, of which Mr. Hillas disclaims beneficial ownership.

(15)	Includes 4,450 RSAs, 49,295 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 10,684 Deferred Stock Units.

(16)	Includes 14,450 RSAs, of which restrictions on 5,000 shares will lapse within 60 days of the Record Date, 51,378 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 9,536 Deferred Stock Units.

(17)	Includes 4,450 RSAs, 76,378 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 9,595 Deferred Stock Units and 8,658 shares in a trust which of Mr. Marsh, or a member of his immediate family, is a beneficiary.

(18)	Includes 4,024 RSAs, 6,695 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 5,293 Deferred Stock Units.

(19)	Includes 3,872 RSAs and 6,098 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(20)	Includes 290,250 RSAs, of which restrictions on 5,000 shares will lapse within 60 days of the Record Date, 1,070,055 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 45,666 Deferred Stock Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of all such forms they file. Based solely on its review of filings with the SEC, copies of such filings received by the Company, or written representations from certain reporting persons, the Company believes that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, complied with Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2007, with the exception of the following late filings, several of which resulted from administrative oversights: (1) Form 4 for Mr. Mahle in relation to a stock option exercise on September 14, 2007 (filed September 20, 2007); (2) Form 4 for Mr. Neugold in relation to a stock option exercise on June 1, 2007 (filed June 6, 2007); (3) Forms 3 in relation to Messrs. Carlson, Higinbotham, Laing and McGowan, as well as Daniel Nelson, becoming officers within the meaning of Section 16 of the Exchange Act on March 2, 2007 (filed March 16, 2007); (4) Forms 3 in relation to Messrs. Curtis and Hohlstein becoming officers within the meaning of Section 16 of the Exchange Act on September 6, 2007 (filed September 18, 2007); (5) Forms 5 for Messrs. Carlson, Higinbotham, Curtis and Hohlstein in relation to grants on November 6, 2007, and for Dr. Dubois in relation to a grant on October 2, 2007 (filed February 15, 2008).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is classified into three classes. The two directors serving in Class II have terms expiring at this Annual Meeting. The Board of Directors has nominated the Class II directors currently serving on the Board of Directors, Mark A. Adley and Eugene G. Banucci, Ph.D., for election to serve as Class II directors of the Company for a three-year term expiring at the Company’s annual meeting of stockholders in 2011, and until their successors are duly elected and qualified, or until their earlier resignation, death, or removal. Each of the nominees has indicated a willingness to serve as a director, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead.

Class II Director Nominees for Terms Expiring in 2011

The following table sets forth information regarding the nominees for re-election as Class II directors:

Name	Age	Position

Mark A. Adley	48	Director
Eugene G. Banucci	64	Chairman of the Board and Director

MARK A. ADLEY has served as a director of the Company since 1991. Since March 2002, Mr. Adley has been a Managing Director of Mergers & Acquisitions at Banc of America Securities LLC, the investment banking subsidiary of Bank of America. From 1996 to 2001, Mr. Adley was a Managing Director at Credit Suisse First Boston Corporation, an investment banking firm.

EUGENE G. BANUCCI, Ph.D. a founder of the Company, has served as Chairman of the Board and Director since 1986. Until January 1, 2005, Dr. Banucci served as Chief Executive Officer, in which position he had served since 1986. Previously, Dr. Banucci served in a variety of executive and managerial positions, including serving as President from 1986 to April 2000. Prior to 1986, Dr. Banucci was a director of American Cyanamid Company’s Chemical Research Division, with responsibility for the research, development and technical service activities of the Chemicals Group. Since 2003, Dr. Banucci has also served on the board of directors of Zygo Corporation, a publicly-traded company that designs, develops and manufactures optical components and instruments for optics-intensive industries. Since 2006, Dr. Banucci has served on the board of directors of Clean Harbors Corporation, a publicly-traded company in the environmental service business.

Our Board of Directors recommends that you vote “FOR” the election of the two nominees named above for the terms of office ending in 2011.

Continuing Directors

The following table holds information regarding directors whose terms continue after the Annual Meeting. The terms for directors in Class I expire at the 2010 Annual Meeting of Stockholders of the Company and the terms for directors in Class III expire at the 2009 Annual Meeting of Stockholders of the Company.

Name	Age	Class	Position

Robert S. Hillas	59	I	Director
Frederick C. Flynn, Jr.	57	I	Director
Cheryl L. Shavers	54	I	Director
Stephen H. Mahle	62	III	Director
C. Douglas Marsh	62	III	Director
Douglas A. Neugold	49	III	President, Chief Executive Officer and Director

Class I Directors — Terms Expiring in 2010

ROBERT S. HILLAS has served as a director of the Company since 1987. Since December 2007, Mr. Hillas has served as the Chief Financial Officer of Harding, Loevner Management, L.P., an investment adviser, and HLM Holdings, Inc., its general partner. Prior to that, Mr. Hillas served as Senior Advisor at Warburg Pincus, LLC, a private equity investment firm, from January 2006 through July 2007. From March 2005 to January 2006, Mr. Hillas was a Managing Director of Investment Banking at CIBC World Markets Corp. From March 2003 to March 2005, Mr. Hillas was a consultant. From April 1998 to March 2003, Mr. Hillas was the President, Chief Executive Officer and Chairman of the Board of Envirogen, Inc., an environmental systems and services company.

FREDERICK C. FLYNN, JR. has served as a director of the Company since December 2005. Since November 2007, Mr. Flynn has served as Executive Vice President and Chief Financial Officer of Kionix, Inc., a designer and manufacturer of micro-electromechanical systems sensor products. From October 2005 to November 2007, Mr. Flynn was an independent financial consultant. From January 1999 through September 2005, Mr. Flynn was Senior Vice President-Finance & Administration and Chief Financial Officer and a director of CUNO, Inc., a filtration equipment manufacturer. From January 1997 through 1998, Mr. Flynn served as Senior Vice President and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. Previously, Mr. Flynn held a variety of financial management positions with United Technologies Corporation, a global diversified industrial corporation, including from 1989 to 1995, the position of Vice President — Treasurer. Mr. Flynn has been a director and Chairman of the Audit Committee of Polypore International, Inc., a manufacturer of specialized polymer-based microporous membranes, since July 2007.

CHERYL L. SHAVERS, Ph.D. has served as a director of the Company since March 2006. Since February 2001, Dr. Shavers has been the Chief Executive Officer of Global Smarts, Inc., a corporate investment and advisory services firm. She is also a director and member of the Technology and Nominating Committees of Rockwell Collins, Inc., a publicly-traded company providing communications and aviation electronics solutions, and serves on the Advisory Board of E.W. Scripps Company, a diversified global media company. From 1999 to 2001, Dr. Shavers served as Under Secretary of Commerce for Technology at the U.S. Department of Commerce. Prior to 1999, Dr. Shavers held a variety of senior level positions at Intel Corporation, a designer and manufacturer of integrated circuits, most recently the Director of Emerging Technologies in the Microprocessor Sector Group at Intel Capital.

Class III Directors — Terms Expiring in 2009

STEPHEN H. MAHLE has served as a director of the Company since 1996. Since August 2007, Mr. Mahle has been Executive Vice President and Senior Health Care Policy Advisor for Medtronic, Inc., a medical device manufacturer. From May 2004 to August 2007, Mr. Mahle was Executive Vice President of Medtronic and since January 1998, President of its Cardiac Rhythm Disease Management business. From 1998 to 2004, Mr. Mahle served as Senior Vice President of Medtronic. From 1995 to 1997, Mr. Mahle served as President of the Brady Pacing Business, a division of Medtronic, and prior to 1995, as Vice President and General Manager of the Brady Pacing Business.

C. DOUGLAS MARSH has served as a director of the Company since April 2000. Since April 2004, Mr. Marsh has been retired. From July 1998 to April 2004, Mr. Marsh was the Vice President, Business Integration, U.S. Investor Relations of ASML Holding NV, a seller of photolithography equipment to the semiconductor industry. Prior to July 1998, Mr. Marsh served as Vice President, Worldwide Sales and President, U.S. Operations, of ASML Holding NV. Since 2001, Mr. Marsh has also served on the board of directors and on the Audit and Compensation Committees of MEMC Electronic Materials, Inc., a publicly-traded company that produces wafers for the semiconductor and solar industries.

DOUGLAS A. NEUGOLD has served as Chief Executive Officer of the Company since January 1, 2005, as a Director since August 2003, and as President since May 2000. Mr. Neugold also served as Chief Operating Officer from August 2003 to 2005. Prior to his appointment as President, he served as Executive Vice President of the Materials Division from February 1999, and Vice President of the SDS gas business from January 1998. Prior to joining the Company, Mr. Neugold served in a variety of executive and managerial positions with the Electronic Materials Division of Johnson Matthey Plc, a specialty chemicals company, including Vice President, and later, President, of the Semiconductor Packages business and Director of Asian Operations.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its internal control over financial reporting for the fiscal year ending December 31, 2008, and has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007, and has reported on the Company’s consolidated financial statements and its internal control over financial reporting for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

While stockholder ratification is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for appointing the Company’s independent registered public accounting firm, the appointment is being submitted for ratification at the Annual Meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee of the Board of Directors will take into consideration in future deliberations.

For information regarding audit and other fees billed by Ernst & Young LLP for services rendered in fiscal years 2007 and 2006, see “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee — Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2007 and 2006”.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of our Independent Registered Public Accounting Firm.

BOARD OPERATIONS

Current Members of the Board and Each Committee of the Board

Corporate
Governance and
	Audit	Compensation	Nominating	Technology
Director	Committee	Committee	Committee	Committee

Mark A. Adley		*	**
Eugene G. Banucci
Frederick C. Flynn, Jr.	**
Robert S. Hillas .	*	**
Stephen H. Mahle .	*		*
C. Douglas Marsh .		*	*
Douglas A. Neugold
Cheryl L. Shavers .		*		**

*	Member

**	Chair

Independent Directors

The Board of Directors has determined that six of our eight directors, Messrs. Adley, Flynn, Hillas, Mahle and Marsh and Dr. Shavers, are “independent” directors as defined in the NASDAQ Global Select Market’s listing standards and under the Company’s Corporate Governance Guidelines and Principles, which are available on the Company’s website, www.atmi.com.

Our independent directors hold meetings in executive session, at which only independent directors are present, at each regularly scheduled Board meeting. Since May 2004, Mark A. Adley has served as the presiding independent director of the Board of Directors. In this role, Mr. Adley presides over executive sessions of the independent members of the Board of Directors and leads the deliberations of the Board’s independent directors on topics such as CEO succession, nominations to the Board and corporate governance.

Role of Each Committee

The Board of Directors has a standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, Compensation Committee, Corporate Governance and Nominating Committee, and Technology Committee.

Audit Committee

The functions and responsibilities of the Audit Committee are described in the written charter available on the Company’s website, www.atmi.com, and are described in more detail below under the heading “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee — Report of the Audit Committee.” All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the NASDAQ Global Select Market. In addition, the Board has determined that each member of the Audit Committee is financially literate and is considered an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K as promulgated by the SEC. The Audit Committee met ten times during 2007 to, among other things, appoint, compensate, retain, and oversee the work of the independent auditor, review the Company’s annual and quarterly financial results, approve the Company’s annual audited financial results, discuss and approve the internal audit plan and review progress with respect to the independent audit of the Company’s financial statements and oversee the effectiveness of the Company’s internal control over financial reporting.

Compensation Committee

The Compensation Committee is responsible for overseeing the Company’s compensation policies and practices, including compensation of the executive officers and non-employee directors of the Company. The Compensation Committee approves, among other things, annual performance objectives for the Chief Executive Officer and recommends to the Board for approval the compensation of the executive officers, including the Chief Executive Officer (see “Compensation and other Information Concerning Officers and Directors — Compensation Discussion and Analysis”). The Compensation Committee receives recommendations from the Chief Executive Officer with respect to base salary increases and annual incentive compensation awards for executive officers other than the Chief Executive Officer (see “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis”). The Compensation Committee is also responsible for administering the Company’s 1997, 1998, 2000 and 2003 Stock Plans, including recommending to the Board for approval the grant of stock options and RSAs under such Plans. In accordance with its charter, the Compensation Committee may form, and delegate any of its responsibilities to, a subcommittee comprised solely of one or more of its members. The functions and responsibilities of the Compensation Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NASDAQ Global Select Market. The Compensation Committee met seven times during 2007.

In 2006 and 2007, the Compensation Committee retained an independent executive compensation consulting firm, Pearl Meyer & Partners (“PM&P”), to assist it in assessing the competitiveness of the Company’s compensation programs for executive officers and non-employee directors. PM&P’s scope of work for 2007 included reviewing the established peer group of companies for external comparisons of total compensation and aggregate long-term incentive equity compensation, and assessing current compensation levels, plans and practices of the Company against the comprehensive study thereof conducted in 2006 by PM&P. For more information on the Compensation Committee’s activities, see “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis”. PM&P reports directly to the Compensation Committee and does not perform any services for management. As provided in the Compensation Committee’s charter, the fees for PM&P are paid by the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for (1) developing and recommending to the Board, and overseeing implementation of, the Company’s corporate governance guidelines and principles; (2) reviewing on a periodic basis the overall effectiveness and appropriateness of the Company’s corporate governance and recommending improvements when necessary; (3) assisting the Board in identifying, screening and reviewing individuals qualified to serve as directors in accordance with criteria approved by the Board and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (4) developing and recommending to the Board, and overseeing implementation of, the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; and (5) assisting the Board in disclosing information relating to functions of the Corporate Governance and Nominating Committee as may be required in accordance with federal securities laws. The functions and responsibilities of the Corporate Governance and Nominating Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of the listing standards of the NASDAQ Global Select Market. The Corporate Governance and Nominating Committee met four times during 2007.

Technology Committee

In 2006, the Board established a Technology Committee to review and provide oversight of, and counsel on, matters relating to technology and innovation. The functions and responsibilities of the Technology Committee are described in the written charter available on the Company’s website, www.atmi.com. The Technology Committee, which consists of one Director and the Company’s Chief Technology Officer, met twice during 2007.

Process for Nominating Directors

The Corporate Governance and Nominating Committee reviews the skills and experience of potential candidates for election to the Board and recommends nominees to the full Board for approval. Areas of importance to the Board in evaluating candidates are personal and professional integrity, demonstrated ability and judgment, industry and functional expertise and diversity. The Corporate Governance and Nominating Committee uses a variety of means to identify prospective nominees for the Board, including considering referrals from other Board members, management and other external sources such as retained executive search firms. When considering director candidates, the Corporate Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills and experience that will enhance the Board’s effectiveness. The Corporate Governance and Nominating Committee will also continue to recommend to the Board that it nominate qualified incumbent directors whom the Corporate Governance and Nominating Committee believes will continue to make important contributions to the Board.

Historically, the Company has not been presented with a nominee for director by any of its stockholders. The Corporate Governance and Nominating Committee intends to use the same criteria as described above for evaluating any such nominee candidates. Pursuant to the Company’s Bylaws, the Corporate Governance and Nominating Committee would consider qualified nominees recommended by any stockholder who is a stockholder of record at the time of giving of notice as provided for in Section 2.9 of the Company’s Bylaws and who gives timely notice in writing to the Corporate Secretary of the Company at the Company’s principal executive offices pursuant to such Section. To be timely, notice must be delivered not later than the close of business on the sixtieth day, nor earlier than the close of business on the ninetieth day, prior to the first anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than thirty days before, or more than sixty days after, such anniversary date, in which case to be timely, notice must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting and the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must also include as to each person whom a stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Stockholder Communications with the Board

Stockholders may contact the Board or any of the Company’s directors (including the presiding independent director) by writing to them at ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810, c/o Investor Relations. The Company will forward all stockholder communications directly to the respective Board members to whom directed.

Code of Conduct

The Company has adopted a business code of conduct for all of our employees and directors, including our principal executive officer, principal financial/accounting officer and other senior financial personnel that complies with the requirements of Section 406 of the Sarbanes-Oxley Act and implementing rules promulgated by the SEC thereunder. A copy of our business code of conduct is available on our website at www.atmi.com. In addition, any person may receive a copy of the code, free of charge, by making a request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. We intend to post on our website material changes to, or waivers from, our business code of conduct, if any, within four business days of any such event.

Board Attendance at the Annual Meeting

In accordance with the Company’s Corporate Governance Guidelines and Principles, available on our website at www.atmi.com, all directors are expected to attend the Company’s Annual Meeting of Stockholders absent unusual circumstances. All directors who served on the Board at the last Annual Meeting were in attendance.

Frequency of Board Meetings During Fiscal 2007

The Board of Directors held ten meetings during 2007and acted twice by unanimous written consent. All directors attended (i) 100% of the total number of meetings of the Board of Directors, and (ii) at least 75% of the aggregate of all meetings held by all Committees of the Board on which such directors served.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS AND DIRECTORS

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers, other than Eugene G. Banucci, for whom information is set forth under Class II directors, and Douglas A. Neugold, for whom information is set forth under Class III directors, above:

Name	Age	Position

Timothy C. Carlson	42	Executive Vice President, Chief Financial Officer and Treasurer
Ellen T. Harmon	53	Executive Vice President, Chief Legal Officer and Secretary
Tod A. Higinbotham	43	Executive Vice President, Process Solutions
Daniel P. Sharkey	51	Executive Vice President, Business Development
Steven M. Curtis	56	Senior Vice President, Sales
Lawrence H. Dubois	53	Senior Vice President and Chief Technology Officer
Paul J. Hohlstein	57	Senior Vice President, Supply Chain and Operations
Kevin M. Laing	40	Senior Vice President and Chief Information Officer
Thomas J. McGowan	54	Senior Vice President, Human Resources and Organizational Development

TIMOTHY C. CARLSON has served as Executive Vice President, Chief Financial Officer and Treasurer since September 2007. Prior to that, Mr. Carlson served as Senior Vice President and General Manager, Packaging, from March 2007 to September 2007. Previously, he was Senior Vice President, Business Development from 2005 to March 2007. Mr. Carlson joined ATMI as Vice President and Corporate Controller in 2000. Before joining ATMI, Mr. Carlson was with Campbell Soup Company, a global manufacturer of soup, beverage, confectionery and prepared food products, most recently as Finance Director for Campbell Australia and for Pepperidge Farm.

ELLEN T. HARMON has served as Executive Vice President, Chief Legal Officer and Secretary since joining ATMI in January 2008. Prior to joining ATMI, Ms. Harmon was Vice President, General Counsel and Corporate Secretary at WHX Corporation, a diversified manufacturing company engaged in electronic and engineered materials, specialty fasteners and tubing, from February 2006 to November 2007, and prior to that was Senior Vice President, General Counsel and Corporate Secretary at The Robert Allen Group, Inc., a designer and distributor of decorative fabrics and furnishings to the interior design trade, furniture manufacturers, and the contract and hospitality markets from January 2004 to February 2006. Previously, Ms. Harmon served as Vice President, General Counsel and Corporate Secretary of Metallurg, Inc., an international producer and supplier of specialty metals, metallic chemicals and metal alloys from January 1999 to June 2002. She held a number of positions with Sequa Corporation from 1988 through 1998, including Senior Associate General Counsel and Corporate Secretary.

TOD A. HIGINBOTHAM has served as Executive Vice President, Process Solutions since September 2007. Prior to that, Mr. Higinbotham served as Senior Vice President, General Manager, Materials, from October 2004 to September 2007. Mr. Higinbotham joined ATMI in 1999 as Vice President of Sales and Marketing for the Epitaxial Services division. In February of 2001, when the Material Lifecycle Solutions division was formed, he served as Vice President, Sales and Service, later adding the duties of Vice President of Marketing in September 2003. Prior to joining ATMI, Mr. Higinbotham served as Director of Sales and Marketing for the specialty silicon business unit of Komatsu, Ltd., a manufacturer of construction and mining equipment, industrial machinery and vehicles and electronics products. Mr. Higinbotham also served as a consultant, leading business system reengineering projects, for several high tech companies.

DANIEL P. SHARKEY has served as Executive Vice President, Business Development since September 2007. Prior to that, Mr. Sharkey served as Chief Financial Officer from 1990 to September 2007, as Treasurer from 1993 to September 2007, as Executive Vice President since 2005, and as Vice President from 1993 to 2005. Mr. Sharkey also served as Secretary from January 2004 through May 2004, and as Acting Secretary from September 2007 through January 2008. Prior to 1990, Mr. Sharkey served as Vice President of Finance and Administration for

Adage, Inc., a manufacturer of high-performance computer graphics terminals, Corporate Controller for CGX Corporation, and as an Audit Supervisor for KPMG, a firm that provides audit, tax and advisory services.

STEVEN M. CURTIS has served as Senior Vice President of Sales since September 2007. Mr. Curtis joined ATMI in July 2007, and served as Vice President of Sales for the Materials Division until September 2007. Prior to joining ATMI, Mr. Curtis was General Marketing Manager at Nalco Company, a provider of potable and waste water treatment products, from 2004 to July 2007. Prior to that, Mr. Curtis served as General Manager at Nalco from 2001 through 2003, responsible for sales and marketing within 20 countries.

LAWRENCE H. DUBOIS, Ph.D. has served as Senior Vice President and Chief Technology Officer since joining ATMI in September 2007. Prior to joining ATMI, Dr. Dubois was Corporate Vice President and Head of the Physical Sciences Division at SRI International from 2000 through September 2007, where he led a multidisciplinary team of approximately 200 scientists and engineers focusing on the development and commercialization of advanced materials and coatings, micro- and nano- fabrication technologies, power sources, medical diagnostics, molecular and optical physics, and environmentally benign processing. Prior to that, Dr. Dubois served as Director, Defense Sciences Office, at the Defense Advanced Research Project Agency (U.S. Department of Defense). He is the Associate Chair of the Defense Sciences Research Council and a member of the Board of Directors of Sylvan Source.

PAUL J.HOHLSTEIN has served as Senior Vice President, Supply Chain and Operations since September 2007. Mr. Hohlstein joined ATMI in 2005, and served as Vice President of Supply Chain and Operations for the Materials Division until September 2007. Prior to joining ATMI, Mr. Hohlstein was Vice President and General Manager at Pemstar, Inc., a global electronics manufacturing service provider, from 2004 through 2005. Prior to that, Mr. Hohlstein served as Vice President, Operations of the Etch Product Group at Applied Materials, Inc., a semiconductor equipment and materials provider, and also as Vice President, Global Materials and Supply Chain Management, where he was responsible for overall operations and global account management, from 2000 through 2003.

KEVIN M. LAING has served as Senior Vice President and Chief Information Officer since September 2007. Mr. Laing joined ATMI in March 2003, and served as Vice President and Chief Information Officer until September 2007. Before joining ATMI, Mr. Laing served as Vice President and Chief Information Officer of XESystems, Inc., a subsidiary of Xerox Corporation, a document management technology and services provider from 1998 to 2003. Previously, Mr. Laing was a consultant with Andersen Consulting, a global management consulting, technology services and outsourcing company from 1997 to October 1998. Prior to that, he worked for Pitney Bowes, a provider of mailstream solutions, in a variety of finance, audit and accounting roles from July 1990 to March 1997.

THOMAS J. MCGOWAN has served as Senior Vice President, Human Resources and Organizational Development, since September 2007. Prior to that, Mr. McGowan served as Vice President, Human Resources and Organizational Development since joining ATMI in 2000. Prior to joining ATMI, Mr. McGowan was Vice President of Human Resources with Anthem Blue Cross, a health care coverage provider. He also served with USCO Logistics, a provider of warehousing and distribution services in North America and integrated global logistics solutions.

The mailing address of each of our executive officers is c/o ATMI, Inc., 7 Commerce Drive, Danbury, CT, 06810.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). The Compensation Committee (the “Committee”) of the Board reviews and makes recommendations to the Board for the compensation of our executive officers, including the Named Executive Officers, consisting of base salary, annual incentive awards, and long-term equity incentive compensation consisting of stock option grants and RSAs, as well as an executive officer perquisite plan and any other proposed form of compensation (see “Board Operations — Role of Each Committee — Compensation Committee”). The Committee’s recommendations are subject to final approval of the Board.

Compensation Program Objectives

Our executive compensation program is designed to achieve the Company’s goal of attracting, engaging and retaining leaders who can achieve financial and strategic growth objectives that maximize long-term shareholder value. Compensation levels are set to be competitive within the Company’s Peer Group (see below), as well as to reflect Company and individual performance.

The Committee considers relevant market pay practices in setting executive compensation to enhance the Company’s ability to attract and retain the talented individuals that will help ensure our long-term success in a highly competitive industry. Our executive compensation plan, as recommended by the Committee’s consultant, Pearl Meyer & Partners, consists of three key elements: base salary, annual cash incentives and long-term equity incentives. In assessing market competitiveness, the compensation of the Company’s executive officers was reviewed against executive compensation at a designated set of peer companies (the “Peer Group”), which were selected based on industry, revenue and market capitalization similarity. The Peer Group is comprised of the following companies: Advanced Energy Industries, Inc., Axcelis Technologies, Inc., Brooks Automation, Inc., Cabot Microelectronics Corporation, Credence Systems Corporation, Cymer, Inc., Entegris, Inc., FEI Company, FormFactor, Inc., Mattson Technology, Inc., MKS Instruments, Inc., Photronics, Inc. and Veeco Instruments, Inc. In addition to the Peer Group, the Committee considers data from compensation surveys to create a broad market perspective for making external comparisons to the Company’s compensation programs (see “Board Operations — Role of Each Committee — Compensation Committee”). The Chief Executive Officer attends many of the Committee’s meetings and participates in the development of compensation packages for other executive officers. He does not attend those meetings at which his own compensation, strategic goals or performance are under consideration.

The Committee’s overall objective is to set compensation levels and targets for executive officers that are competitive with the Peer Group. To establish a competitive advantage in the market for talent and to reinforce the Committee’s philosophy of rewarding excellent performance, the Committee has provided for three components of compensation that are described more fully below. Base salary increases, annual incentive compensation awards and long-term equity incentive awards vary based on an individual’s job responsibilities, experience, performance and Company financial results. The Committee and the Board set financial targets for the Company, the achievement of which is the primary determinant of annual incentive compensation levels, as well as, to a lesser extent, individual strategic objectives, which include such goals as implementation of key strategic initiatives, execution of business process efficiencies, development of leadership throughout the Company, success in continuous improvement projects, contributions to our “customer first” focus, and positive impact on the functional realignment of the Company. The Board strongly encourages directors and executive officers to maintain meaningful equity stakes in the Company made possible through the retention of a significant portion of stock upon exercise of options and restricted stock upon vesting.

The Elements of the Company’s Total Compensation Program

Base Salary

The Company’s base salary program recognizes an individual’s job responsibilities, management experience, and individual performance, and supports the Committee’s philosophy of paying base salaries at the 50th percentile of salaries paid to executives in comparable positions within the Peer Group. For the executive officers other than the Chief Executive Officer, changes in base salary are proposed to the Committee by the Chief Executive Officer based on his evaluation of each individual’s performance for the year, as well as target pay relative to the Peer Group and the Company’s overall salary budget guidelines. The Chief Executive Officer’s recommendations are reviewed and approved by the Committee, subject to final approval of the Board, in December of each year, and if approved, become effective the following January.

In determining adjustments to the Chief Executive Officer’s base salary, the Committee considers market rates of compensation paid to chief executive officers of companies in the Peer Group, the Company’s financial performance and his individual performance. In December 2007, the Board did not approve any increase in base salaries for any executive officers, including the Named Executive Officers, for 2008. Base salary for the Chairman,

Eugene G. Banucci, has been established by contract (see below under “Individual Employment Agreements”), and accordingly, there was no change in Dr. Banucci’s base salary for 2008.

Base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that the executive is a covered employee under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), and such executive’s aggregate compensation subject to Section 162(m) exceeds $1 million. Generally, Named Executive Officers from year to year are considered “covered employees” under the Tax Code. No employee of the Company received base salary in excess of $1 million in 2007.

Annual Incentive Compensation Awards

The Company’s annual incentive compensation awards program is intended to motivate executives to drive Company results to exceed Peer Group performance. Under the plan, annual awards are approved in December, subject to completion of the annual audit, and paid in the first quarter of the following year. Awards are based on the achievement of pre-established financial objectives and individual strategic objectives for the current fiscal year. Award targets are set as a percentage of base salary, with reference to similar awards and total cash compensation at Peer Group companies.

Financial objectives for the Company and individual strategic objectives for executive officers are approved annually in advance based upon operating plans approved by the Board of Directors. The plan provides for 75% of the award to be based on attainment of financial objectives (both revenue and operating income weighted components) and 25% to be based on attainment of individual strategic objectives. For any given fiscal year, proposed payouts to executive officers may range from 0% to 200% of award targets on a sliding scale (with 0% for at or below threshold performance, 100% for target performance and 200% for stretch performance). Financial and individual strategic objectives, potential award amounts and actual award amounts for the Chief Executive Officer, and strategic objectives and actual award amounts for the Chairman, are recommended solely by the Committee and approved by the Board of Directors. Potential award amounts for the Chairman have been established by contract (see below under “Individual Employment Agreements”). Recommendations for awards for the other executive officers are made by the Chief Executive Officer to the Committee and approved by the Committee and the Board of Directors. The plan provides for no awards if minimum thresholds set for financial targets are not achieved, but the Committee retains discretion, in light of the Company’s and the individual’s performance, to take into account extraordinary factors in determining the granting of awards to meet overall compensation objectives.

For 2007, the Committee recommended and the Board approved specific financial targets for revenue and operating income for the Company overall and, in certain cases, with respect to individual product lines. The Committee also approved strategic objectives for individual executive officers that related directly to the execution of the Company’s core strategies relevant to the individual’s business or functional responsibilities (for example, new product initiatives, key customer initiatives, leadership development, business development, risk management, etc.). The Committee determined the specific revenue and operating income targets that were appropriate objectives for the establishment of 2007 annual incentive award payments with respect to our short-term financial objectives, combining the importance of revenue growth in conjunction with meeting an operating income objective.

As a result of 2007 consolidated financial performance in terms of revenue and operating income, and, in the case of Messrs. Higinbotham and Carlson, financial performance achieved with respect to certain product lines under their direction, and the attainment by each executive officer of his individual strategic objectives, the Committee approved awards to the Named Executive Officers as set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The Board of Directors had set 2007 financial targets for incentive compensation purposes at $372.4 million of revenue, and $62.4 million of operating income. Actual consolidated revenues and operating income results for fiscal 2007 were $364.1 million and $52.5 million, respectively. The Committee believes that incentive awards paid to executive officers for fiscal year 2007, in aggregate, were consistent with the level of accomplishment and appropriately reflected Company performance. Fiscal year 2007 awards were paid in cash in February 2008 following completion of the annual audit.

The Company intends that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Tax Code, provided that other compensation objectives are met. Incentive awards paid to executive officers under the annual incentive plan generally are deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Tax Code.

Base salary and cash payments under the annual incentive compensation program are the only elements of compensation that are used in determining the amount of contributions by employees, and the Company on behalf of employees, permitted under the Company’s 401(k) savings plan (see below under “Benefits”).

Long-term Incentives

The overall objective of the compensation program is to maximize long-term stockholder value by enabling the Company to attract and retain top talent and by aligning management’s interests with the interests of the Company’s stockholders. Long-term equity incentive (“LTI”) grants to executive officers are based on job responsibilities and potential for individual contribution to the attainment of long-term Company goals, with reference to the levels of total direct compensation (total cash compensation plus the value of LTI awards) of executives within the Peer Group. As described above, in general, the Company targets grant values (estimated economic value as of the date of grant), including grants to the Chief Executive Officer, at the 50th percentile of the Peer Group, with an opportunity to achieve higher or lower value through performance-based vesting criteria tied to outstanding or less than planned performance (see below under “RSAs”). As with the determination of base salaries and annual incentive awards, the Committee retains the ability to exercise judgment and discretion in line with the above criteria and its general policies. LTI grants to executive officers are divided between non-qualified stock option grants and performance-based RSAs. Stock options employ four year ratable vesting and expire ten years after the date of grant. Performance-based RSAs are measured and the total number of shares earned is determined approximately one year after the grant date (based on Company performance relative to agreed targets and objectives) and once earned, they are also subject to time-based vesting over four years from the grant date.

LTI awards are made pursuant to the terms of the Company’s 1997, 1998, 2000 and 2003 Stock Plans, all of which have been approved by stockholders. The number of stock options granted is determined based upon the Black-Scholes-Merton valuation model for a 10-year option on the grant date. The number of performance-based RSAs is determined based on the fair market value of the Company’s Common Stock on the grant date.

     Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. Under the Company’s 2000 and 2003 Stock Plans, the exercise price of any non-qualified options (i.e., options that do not qualify as “incentive stock options” under Section 422 of the Tax Code) granted pursuant to the Stock Plans may not be less than the fair market value of the Company’s Common Stock on the grant date. Under the Company’s 1997 and 1998 Stock Plans, the exercise price of any non-qualified stock options granted pursuant to the Plans may not be less than 50% of the fair market value of the Company’s Common Stock on the grant date. However, the Company does not grant options with an exercise price less than 100% of the fair market value of the Company’s Common Stock on the grant date. Fair market value has been consistently determined as the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on the grant date or the immediately preceding business day if the grant date is not a business day. While the Company is allowed to grant “incentive stock options,” as defined under the Tax Code, the Company generally only makes grants of non-qualified stock options.

The Company may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Stock options granted to employees, including the Named Executive Officers, prior to 2004 vest ratably over a period of five years following the grant date, and stock options granted beginning in 2004 vest ratably over a period of four years following the grant date, and, in each case, expire ten years from the grant date. Generally, upon an employee’s termination of employment, unvested options expire immediately and vested options expire ninety days thereafter. All grants require recommendation by the Committee and are subject to final approval by the Board. The Company’s customary practice has been to grant options to executive officers on the annual grant date, on or about January 1 of each year (although the Board intends to move this to the latter part of January in the future), except in limited cases for certain new hires, upon promotion or for other special recognition.

2007 Stock Option Grants

Option grants are made to executive officers, including the Named Executive Officers, on an annual basis. In 2007, consistent with the process in place generally since the Company was founded, annual grants of options described in the Table “Grants of Plan-Based Awards — Fiscal Year 2007” were made to the Named Executive Officers effective January 2, 2007, following the Committee and Board meetings held (per the usual practice) during the second week in December 2006. See also, “Compensation Earned by Named Executive Officers with respect to 2006 and 2007”, below.

RSAs

RSAs provide for financial gain derived from the value of the stock, including the potential appreciation in the stock price, from the date that the RSA is granted. Pursuant to the Company’s 2003 Stock Plan, restrictions on transferability of such shares may lapse based upon the passage of time and/or the achievement of specified performance goals. Under most circumstances, if at the time an individual’s employment with the Company is terminated, he or she holds shares of restricted stock pursuant to an RSA, such “unvested” shares (that is, where the restrictions on transferability have not yet lapsed) are forfeited by the employee. Employees may satisfy tax withholding obligations triggered upon vesting of restricted stock by making an irrevocable election prior to the relevant vesting date to withhold shares of such stock with a fair market value equal to the minimum tax withholding obligation.

In December 2006, in accordance with the terms of the Company’s 2003 Stock Plan, and with reference to the work of the independent executive compensation consultant retained by the Committee (see “Board Operations — Role of Each Committee — Compensation Committee”), the Committee recommended, and the Board approved, a change in the vesting provisions of RSAs made to executive officers, including the Named Executive Officers, beginning with grants made in January 2007, to include a performance-based component as well as a time-based vesting component, as described in more detail below. Prior to January 2007, vesting of RSAs made to executive officers was solely time-based. This change was made to ensure that LTI grants more closely align senior management rewards with the Company’s achievement of longer-term financial objectives that enhance stockholder value. Executive officers have the opportunity to earn higher awards for outstanding performance and reduced awards for below-plan financial performance.

Performance-based RSAs can be earned based upon the Company’s achievement of the annual operating income growth target established by the Board prior to the grant date. The actual number of RSAs earned will range from 0% to 200% of the grant value determined with reference to the 50th percentile of the Peer Group, 200% being the “theoretical maximum” number of RSAs that can be earned. The amount of the grant earned for “threshold” performance will be 0%, 100% for “target” performance, and 200% for “stretch” performance, which will represent a significantly greater degree of difficulty over “target” performance and will be dependent upon the Company’s ability to deliver growth well in excess of industry levels. In addition, any RSAs so earned will be subject to time-based vesting over a period of four years following the grant date in equal annual tranches, with the first time-based vesting date equal to the date the Board determines the amount actually earned, following completion of the fiscal year annual audit, and the second, third and fourth time-based vesting dates equal to the respective anniversary of the grant date. In subsequent years, following “ramp-up” grants made in 2007 and 2008, and beginning with grants made in 2009, the Company intends that RSAs made to executive officers will be earned based upon the Company’s achievement of compounded three-year operating income growth targets during overlapping three-year performance cycles, as established by the Board prior to the grant date, with the total earned amount determined in each case around the first anniversary date of grant, following final determination by the Board promptly upon completion of the relevant fiscal year annual audit. Such RSAs will also be subject to additional time-based vesting over the four-year period following the grant date.

The Company’s general practice has been to grant RSAs on the annual grant date, on or about January 1 of each year for executive officers (although the Board intends to move this to the latter part of January in the future) and on or about March 1 (depending upon the date of the first Board meeting of the fiscal year) for other employees of the Company, except in limited cases for certain new hires, upon promotion or for other special recognition. In the case of new hires, promotions or other special recognition, awards are proposed by management subject to Board approval at a scheduled Board meeting.

2007 RSAs

RSAs are made to executive officers, including the Named Executive Officers, on an annual basis. In 2007, consistent with the process in place since 2004 (the first year RSAs were granted to any employee of the Company), annual RSAs (described in the Table “Grants of Plan-Based Awards — Fiscal Year 2007”) were made by the Board to the Named Executive Officers, effective January 2, 2007, following the annual deliberations of the Committee and Board. RSAs are set with reference to Peer Group compensation data considered by the Committee on an annual basis. Performance-based RSAs were awarded in January 2007 at the “stretch” level (or 200% of the initial RSA grant value that may be earned), subject to forfeiture based upon the 2007 audited financial results of the Company. Such RSAs, when earned, are subject to time-based vesting over a period of four years following the grant date in equal tranches, with the first time-based vesting date equal to the date the Board determines the amount that has actually been earned, following completion of the fiscal year annual audit; then followed by the second, third and fourth respective anniversaries of the date of the grant. As a result of the financial performance of the Company in 2007, the majority of such RSAs were forfeited (see “Compensation Earned by Named Executive Officers with respect to 2006 and 2007”, below).

In December 2007, the Board granted extended performance RSAs, effective January 2, 2008, to those executive officers who had been granted performance-based RSAs in 2007. The purpose of this supplemental award was to address the ramp-up commencement of a three-year incentive program. It was the Committee’s conclusion that the intent of the program, to encourage and reward longer-term performance by executive officers, would be more effectively achieved in this manner. Such grants can be earned by the grantees based upon the Company’s achievement of two-year operating goals established by the Board in 2006, as adjusted for subsequent strategic investments, for the period from 2006 through the end of 2008. Actual RSAs are earned on a straight-line basis ranging from 0% to 100% of the total award, with 0% earned for “threshold” cumulative operating income growth performance, and 100% earned for “target” cumulative operating income growth performance. No additional extended performance RSAs can be earned for operating income growth in excess of “target”. Any RSAs so earned will also be subject to a time-based vesting over a period of four years following the grant date in equal tranches, with the first time-based vesting date equal to the date the Board determines the amount actually earned, following completion of the fiscal 2008 audit, then followed by the second, third and fourth respective anniversary of the date of grant. The maximum numbers and values (based on the last reported sale price of our Common Stock on the NASDAQ Global Select Market on January 2, 2008, of $31.29) of such RSAs granted to the Named Executive Officers in December 2007 were: 16,434 RSAs ($514,220) to Mr. Neugold; 3,876 RSAs ($121,280) to Mr. Carlson; 6,202 RSAs ($194,061) to each of Messrs. Higinbotham and Sharkey; 1,550 RSAs ($48,500) to Mr. Laing; and 2,326 RSAs ($72,781) to Mr. McGowan.

Compensation Earned by Named Executive Officers with respect to 2006 and 2007

In order to provide our stockholders with a complete picture of the direct link between our executive compensation program, as contemplated by the Committee, and the Company’s actual consolidated financial results for 2007, we are furnishing a version of the compensation earned by our Named Executive Officers that is different than the one that is prescribed by the SEC pursuant to its rules for the Summary Compensation Table (and is not a substitute therefor). The following alternative table was prepared using the fair value of RSAs actually earned (as opposed to granted or vested) by our Named Executive Officers and stock option grants made in 2007 and, in certain cases, 2006. The alternative table below illustrates the actual value of total compensation earned by the Named Executive Officers for those years, as it takes into account the substantial number of RSAs that were forfeited at the end of 2007.

It should be noted that the table below is not the prescribed Summary Compensation Table, which appears following the Report of the Compensation Committee.

			Non-Equity		Value of Stock
			Incentive Plan		Option Awards
			Compensation	Value of RSAs	Granted	All Other
Name and Principal Position	Year	Salary ($)	($)(1)	Earned ($)(2)	($)(3)	Compensation ($)(4)	Total ($)

Douglas A. Neugold,	2007	$493,269	$250,921	$50,343	$530,000	$74,507	$1,399,040
Chief Executive Officer and President	2006	$475,000	$394,952	$500,000	$500,000	$59,185	$1,929,137

Timothy C. Carlson,	2007	$255,846	$121,392	$11,876	$125,000	$25,938	$540,052
Executive Vice President and Chief Financial Officer and Treasurer(5)

Daniel P. Sharkey,	2007	$302,577	$85,826	$18,989	$200,000	$26,591	$633,983
Executive Vice President, Business Development and Chief Financial Officer(5)	2006	$292,000	$148,373	$264,000	$264,000	$20,781	$989,154

Tod A. Higinbotham,	2007	$296,962	$149,335	$18,989	$200,000	$24,179	$689,465
Executive Vice President, Process Solutions	2006	$282,500	$204,405	$250,000	$250,000	$56,821	$1,043,726

Thomas J. McGowan,	2007	$211,692	$46,088	$7,113	$75,000	$25,038	$364,931
Senior Vice President, Human Resources and Organizational Development

Kevin M. Laing,	2007	$228,654	$48,100	$4,762	$50,000	$23,588	$355,104
Senior Vice President and Chief Information Officer

(1)	See Note 3 to the Summary Compensation Table for Fiscal Years Ended December 31, 2007 and 2006.

(2)	Reflects the grant date value of RSAs awarded on January 2, 2007 and January 3, 2006, respectively (as adjusted in the case of 2007 for the value of the RSAs forfeited based on the financial performance of the Company), based upon the last reported sale price of our common stock on the NASDAQ Global Select Market on December 29, 2006 (since the market was closed on January 2, 2007), or $30.53, and January 3, 2006, or $28.86. The 2007 RSAs vest 25% on the date the amount earned is calculable based on the completion of the 2007 year-end financial audit and 25% per year on each of the next three anniversary dates of the grant. The 2006 RSAs vest 50% on the third anniversary of the grant date, and 25% on each of the fourth and fifth anniversaries of the grant date. With respect to the 2007 awards, the value reflected above is based on the number of RSAs actually earned by the Named Executive Officers after taking into account the forfeiture of the majority of the original grants as a result of the failure to achieve the operating income growth targets established by the Board of Directors for 2007:

	RSAs	RSAs	RSAs
Exec. Officer	Granted	Forfeited	Earned

Mr. Neugold	34,720	33,071	1,649
Mr. Carlson	8,189	7,800	389
Mr. Higinbotham	13,102	12,480	622
Mr. Sharkey	13,102	12,480	622
Mr. McGowan	4,913	4,680	233
Mr. Laing	3,275	3,119	156

(3)	Option grants were awarded by the Compensation Committee on January 2, 2007 and January 3, 2006, respectively, and are valued above using Black-Scholes-Merton option pricing assumptions for a 10-year option grant (the contractual term) rather than for the shorter “expected term” used for financial reporting purposes in calculating compensation expense. Other assumptions used for purposes of calculating the Black-Scholes-Merton value of these options were as follows: expected volatility (32% for 2007; 67% for 2006), which closely approximated the expected volatility in effect during 2006 and 2005, respectively; risk-free rate of return (4.6%

in 2007; 3.75% in 2006); and dividend yield (0% in both years), which yielded a value of approximately $16.22 per option in 2007 and $21.99 in 2006. Such option grants vest ratably over a four-year period on each anniversary date following the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the fair market value of the Common Stock at the close of business on December 29, 2006, or $30.53, and $28.86 on January 3, 2006. The number of options granted on January 2, 2007, that are reflected in the chart above were as follows: 32,676 to Mr. Neugold; 7,707 to Mr. Carlson; 12,330 to each of Messrs. Sharkey and Higinbotham; 4,624 to Mr. McGowan; and 3,083 to Mr. Laing.

(4)	See Note 4 to the Summary Compensation Table for Fiscal Years Ended December 31, 2007 and 2006.

(5)	Mr. Sharkey served as Chief Financial Officer until September 7, 2007, at which time Mr. Carlson assumed that position.

Benefits

The Company’s executive officers, including the Named Executive Officers, participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable the Company to attract and retain its employees in a competitive marketplace. The Company’s qualified 401(k) savings plan allows employees to contribute up to 50 percent of their base salary, up to the contribution limit imposed by the Tax Code — $15,500 up to 49 years of age and $20,500 with respect to employees 50 years and older for 2007 — on a pre-tax basis. The Company provides a 100 percent match on the first 3 percent of employee contributions and a 50 percent match on the next 2 percent of employee contributions for a maximum matching contribution of 4 percent of compensation up to the Tax Code limit of $9,000 in 2007, which vests immediately. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. Participants do not have an option to invest contributions in stock of the Company. However, loans — and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or disability — are permitted.

The Company has no pension plans or supplemental retirement plans.

Perquisites

As described in the Summary Compensation Table, the Company provides cash reimbursement to executive officers, including the Named Executive Officers, pursuant to a senior executive perquisite policy for certain approved expenses, including expenses relating to the purchase or lease of a car; personal financial and tax planning; club dues and fees; supplemental disability, life, or health insurance; legal counseling; and other expenses of a similar nature. The perquisite allowance for executive officers is determined annually by the Committee with reference to competitive market data and is meant to provide a modest allowance for certain expenses, as described above, to reduce executive distraction with respect to such matters. The total available perquisite allowance pursuant to the policy for fiscal 2007 for Mr. Neugold was $25,000, and for each of Messrs. Sharkey, Higinbotham, Carlson, McGowan and Laing was $10,000. Reimbursements are “grossed-up” for federal, state and local tax withholding. In addition, the Company pays fees and related expenses for a limited number of club memberships used for business purposes for the Chairman and Chief Executive Officer.

Severance Policy

The Named Executive Officers who do not have employment agreements (see below under “Individual Employment Agreements”) are eligible for certain severance benefits pursuant to the Company’s policy upon termination of employment.

The Company’s severance policy covers regular full-time U.S. employees whose employment is terminated by the Company for reasons other than individual performance. The severance policy provides that the Company will provide advance notice, or pay in lieu of notice, of an employee’s termination date, severance payments in an amount the Company believes is appropriate taking into account the employee’s years of service and position, and in some cases, other benefits, including executive outplacement services from the Company’s outplacement vendor at the Company’s expense. Severance benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The Company benefits by requiring a general release from terminated employees. In addition, the Company generally requests nondisparagement, non-compete and non-solicitation provisions in connection with individual termination arrangements.

The Company considers it likely that it will take more time for higher-level employees to find new employment and, therefore, senior management generally are paid severance for a longer period. Under certain circumstances, at the discretion of the Company, the severance policy may provide for a pro-rata payment under the annual incentive compensation program to recognize the terminated employee’s efforts undertaken during the portion of the year he or she was employed by the Company. Although not obligated to do so, the Company may authorize additional payments in some circumstances at the Company’s discretion, as it deems necessary and advisable, as a result of negotiations with executives, especially where the Company desires the inclusion of particular additional terms.

Individual Employment Agreements

The Company entered into employment agreements with Eugene G. Banucci, Douglas A. Neugold, Daniel P. Sharkey and Timothy C. Carlson, effective January 1, 2005. Dr. Banucci’s compensation arrangements are described in this section due to his having been a Named Executive Officer in 2006 and prior years, although he has transitioned from a management role to a director’s role and was not an executive officer in 2007. Pursuant to the agreements, Dr. Banucci acts as Chairman of the Board of the Company; Mr. Neugold acts as President and Chief Executive Officer of the Company; and effective September 2007, Mr. Sharkey acts as Executive Vice President, Business Development and Mr. Carlson acts as Executive Vice President, Chief Financial Officer and Treasurer, in each case for certain annual base salaries. Salaries are subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance and market practice, at the discretion of the Committee and the Board (see above under “The Elements of the Company’s Total Compensation Program — Base Salary”). Each of these employees is also eligible to receive additional compensation, including annual awards of performance-based cash bonuses at levels commensurate with his roles and responsibilities within the Company and grants of stock options and RSAs, in each case at the discretion of the Committee and the Board (see above under “The Elements of the Company’s Total Compensation Program”).

In the case of Messrs. Neugold, Sharkey and Carlson, the employment agreements were for an initial term of two years, after which employment continues at will, subject to the continuation of certain terms and conditions of the agreements. Each of the employment agreements expires on the earliest to occur of the (i) death of the employee, (ii) termination of the agreement by the Company because of the incapacity of the employee, (iii) termination of the agreement by the Company with or without “cause” (as defined in such agreements), or (iv) termination of the agreement by the employee. Under the terms of the agreements, if the Company terminates the employee without cause, or if the employee terminates the agreement for “good reason” (as defined in such agreements), the Company will pay the employee (or his estate) his annual base salary then in effect for a period of 24 months after termination in the case of Mr. Neugold and for a period of 12 months after termination in the case of Messrs. Sharkey and Carlson. Assuming a termination without “cause” or for “good reason” effective December 31, 2007, such payments would have been $988,000, $303,000 and $300,000 for Messrs. Neugold, Sharkey and Carlson, respectively. The Company will also provide the employee during such period with medical, dental, life and disability insurance benefits on the same basis the Company would have provided the employee with the benefits during such period had he continued to be an employee of the Company. Under the agreements, upon termination of employment, each of Messrs. Neugold, Sharkey and Carlson will be required to provide a release to the Company and will be subject to certain non-competition and non-solicitation restrictions (for two years, one year and one year, respectively).

In the case of Dr. Banucci, his employment agreement is for a term beginning on January 1, 2005 and ending on June 5, 2008, and was entered into in connection with the management transition that became effective January 1, 2005, when Mr. Neugold was named Chief Executive Officer. Pursuant to his agreement, Dr. Banucci agreed to serve as Chairman of the Board, with consultative and strategic guidance responsibilities, in connection with the transition, through June 5, 2008. If Dr. Banucci’s employment is terminated due to death, total disability, without “cause” (as defined in the agreement) or for “good reason” (as defined in the agreement), Dr. Banucci (or his estate) will be entitled to receive his base salary at the time of termination for the remainder of the term, and, if elected, continuation of certain medical benefits. Under the agreement, upon any termination of Dr. Banucci’s employment, he will be subject to certain non-competition and non-solicitation restrictions.

“Cause” is generally defined under the agreements as illegal or wrongful conduct that is materially injurious to the Company, willful misconduct or gross neglect in the performance of his duties, or failure to adhere to Company policies. “Good Reason,” is generally defined (in accordance with Section 409A of the Tax Code) under the agreements as any non-consensual material reduction in the executive’s position, duties or authority; material reduction in base salary; material breach of the Company’s obligations; and specified relocations.

Change in control.  In order to retain executives and provide continuity of management in the event of an actual or threatened “change in control”, each employment agreement also provides that under certain circumstances, a termination following a “change in control” of the Company (including resignation by the employee for “good reason”) would result in the acceleration of vesting of options and RSAs granted to them; provided that in the case of RSAs, to the extent that the vesting of all or some of such RSAs is not permitted under the relevant Stock Plan, in lieu thereof, the Company will pay the employee an amount in cash equal to the fair market value of those RSAs that do not vest, as of the date of such termination of employment following such “change in control.” “Change in control” is defined under these agreements generally as (i) acquisition by any person or group of 25% or more of the outstanding Common Stock of the Company, (ii) certain business combinations, or (iii) the incumbent members of the Board ceasing to constitute at least a majority of the Board. In addition, the employees would be entitled to target bonuses under any bonus plans then in effect as if fully earned. Benefits payable under the agreements upon a “change in control” may subject the employee to an excise tax as “excess parachute payments” under Section 280G of the Tax Code. The Company (or its successor) will be obligated to reimburse the employee for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax, which in turn will trigger further reimbursement by the Company. The Company will not be allowed to take a deduction for federal income tax purposes for the excess parachute payments.

The table below was prepared assuming a “change in control” occurred and each Named Executive Officer with an employment agreement was terminated on December 31, 2007 (the last business day of 2007) using the share price of the Company’s Common Stock as of that day. The amounts provided in the table below also assume that each Named Executive Officer who terminated employment on such date elected continuation of medical and/or dental insurance benefits for the period of time provided in the respective agreement.

Change in Control Payment and Benefit Estimates
December 31, 2007

		Accelerated		Parachute Tax	COBRA
	Aggregate	Vesting: Stock	Accelerated	Gross-Up	Continuation
Named Executive Officer and Principal Position	Severance Pay	Options	Vesting: RSAs	Payment (1)	Reimbursement	Total ($)

Douglas A. Neugold,	$1,432,600	$489,110	$4,067,596	$656,244	$30,245	$6,675,795
Chief Executive Officer and President
Timothy C. Carlson,	$465,000	$187,294	$891,261	$0	$15,143	$1,558,698
Executive Vice President, Chief Financial Officer and Treasurer(2)
Daniel P. Sharkey,	$469,650	$269,679	$1,277,681	$0	$15,143	$2,032,153
Executive Vice President, Business Development, and Chief Financial Officer(2)

(1)	Calculated in accordance with Section 280G of the Tax Code.

(2)	Mr. Sharkey served as Chief Financial Officer until September 7, 2007, at which time Mr. Carlson assumed that position.

Report of the Compensation Committee

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for 2007 and the Company’s 2008 proxy statement.

Robert S. Hillas, Chair
Mark A. Adley
C. Douglas Marsh
Cheryl Shavers

Summary of Compensation of Executive Officers

The following table reflects the compensation of the Named Executive Officers for the fiscal years ended December 31, 2007 and, where applicable, December 31, 2006 paid (base salary and other compensation), accrued (non-equity incentive compensation) or expensed (long-term equity incentive grants) during the year. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer (Mr. Sharkey held that position until September 7, 2007 and Mr. Carlson held that position for the balance of 2007) and the three other most highly compensated executive officers ranked by their total compensation in the table below. See also discussion of employment agreements with certain Named Executive Officers above under “Individual Employment Agreements”.

SUMMARY COMPENSATION TABLE
FOR FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006

					Non-Equity
				Stock	Incentive Plan	All Other
			RSAs	Options	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Douglas A. Neugold,	2007	$493,269	$572,562	$542,840	$250,921	$74,507	$1,934,099
Chief Executive Officer and President	2006	$475,000	$580,701	$532,464	$394,952	$59,185	$2,042,302

Timothy C. Carlson,	2007	$255,846	$105,335	$208,385	$121,392	$25,938	$716,896
Executive Vice President, Chief Financial Officer and Treasurer

Daniel P. Sharkey,	2007	$302,577	$165,496	$288,869	$85,826	$26,591	$869,359
Executive Vice President, Business Development and Chief Financial Officer	2006	$292,000	$177,778	$296,599	$148,373	$20,781	$935,531

Tod A. Higinbotham,	2007	$296,962	$137,979	$176,208	$149,335	$24,179	$784,663
Executive Vice President, Process Solutions	2006	$282,500	$140,612	$175,253	$204,045	$56,821	$859,231

Kevin M. Laing,	2007	$228,654	$58,313	$129,421	$48,100	$23,588	$488,076
Senior Vice President and Chief Information Officer

Thomas J. McGowan,	2007	$211,692	$83,219	$132,921	$46,088	$25,038	$498,958
Senior Vice President, Human Resources and Organizational Development

(1)	These amounts reflect the Company’s accounting expense for RSAs for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), excluding forfeitures, and do not correspond to an actual amount paid or realized by the Named Executive Officers in 2007 and 2006 (see also

“Grants of Plan-Based Awards”). See Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining such expense under FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. If the Company were to declare a dividend on its Common Stock, with respect to any RSAs not vested at the time of payment, such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such RSAs for the benefit of the holder. The Company has never paid dividends on shares of its Common Stock. RSAs granted in 2007 not only vest over time, but are also subject to forfeiture based on Company performance; with respect to 2007, the numbers of RSAs and the values thereof actually earned (net of forfeitures) by the Named Executive Officers were: 1,649 RSAs ($50,343) to Mr. Neugold; 389 RSAs ($11,876) to Mr. Carlson; 622 RSAs ($18,989) to each of Messrs. Sharkey and Higinbotham; 156 RSAs ($4,762) to Mr. Laing; and 233 RSAs ($7,113) to Mr. McGowan (all values based on the last reported sale price of our Common Stock on the NASDAQ Global Select Market, which was $30.53 on December 29, 2006, since the market was closed on January 2, 2007, the grant date) (see above under “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program — Long-term Incentives — RSAs”).

(2)	These amounts reflect the Company’s accounting expense for stock option grants for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with FAS 123R, excluding forfeitures, and do not correspond to an actual amount paid or realized by the Named Executive Officers in 2007 and 2006 (see also “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — Compensation Earned by Named Executive Officers with respect to 2006 and 2007” ( footnote 3 to the table); and “Grants of Plan-Based Awards”). See Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining such expense under FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. The table does not include options to purchase Common Stock granted by the Company on January 2, 2008.

(3)	These amounts represent incentive compensation awards paid related to the achievement of certain financial and strategic objectives for fiscal years 2007 and 2006 (see above under “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program — Annual Incentive Compensation Awards”).

(4)	These amounts represent fees and related expenses for club memberships used by Mr. Neugold for business purposes, spousal travel to a Board meeting and cash reimbursements pursuant to a senior executive perquisite policy for certain approved expenses (see below). Reimbursements are “grossed-up” for federal, state and local tax withholding, which gross-up amounts are shown below. See “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program — Perquisites.” Amounts also include premiums paid for life insurance and long-term disability policies of which the Company is not the beneficiary and the 401(k) savings plan Company match received by the executive in that year. All employees who participate in the 401(k) savings plan are eligible for Company matching contributions on the same basis. For Mr. Higinbotham, the 2006 amount includes a special award of a watch approved by the Board of Directors in recognition of the performance of the product lines under his direction for that year.

For fiscal years 2007 and 2006, the total amounts for each category are set forth below.

ALL OTHER COMPENSATION 2007 AND 2006

								Life and
			Tax	Dues &	Spousal	401(k)	Recognition	LTD
Name	Year	Perquisites(1)	Reimbursements	Fees	Travel	Match	Award	Insurance	Total ($)

Douglas A. Neugold	2007	$25,000	$15,812	$19,667	$5,028	$9,000	$—	$—	$74,507
	2006	$24,173	$11,262	$19,350	$—	$4,400	$—	$—	$59,185

Timothy C. Carlson	2007	$10,000	$5,958	$—	$980	$9,000	$—	$—	$25,938

Daniel P. Sharkey	2007	$10,000	$4,620	$—	$2,211	$9,000	$—	$760	$26,591
	2006	$10,000	$5,088	$—	$533	$4,400	$—	$760	$20,781

Tod A. Higinbotham	2007	$10,000	$5,179	$—	$—	$9,000	$—	$—	$24,179
	2006	$10,000	$5,179	$—	$—	$4,400	$37,242	$—	$56,821

Kevin M. Laing	2007	$10,000	$4,588	$—	$—	$9,000	$—	$—	$23,588

Thomas J. McGowan	2007	$10,000	$6,038	$—	$—	$9,000	$—	$—	$25,038

(1)	The perquisite amounts for 2007 shown above were applied as follows: personal club and automobile expenses, insurance and tax assistance for Mr. Neugold; club expenses and insurance for Mr. Carlson; club and automobile expenses for Mr. Sharkey; automobile, insurance and health/fitness expenses for Messrs. Higinbotham and Laing; and automobile expenses for Mr. McGowan.

Grants of Plan-Based Awards

The following table provides certain information in connection with the value of awards for fiscal year 2007 under the annual incentive compensation program (see above under “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program — Annual Incentive Compensation Awards”). Actual awards for 2007 appear in the Summary Compensation Table above under Non-Equity Incentive Plan Compensation. The following table also provides information on the grant date fair value of stock options and RSAs awarded during 2007 to the Named Executive Officers in contrast to the amounts appearing under RSAs and stock options columns in the Summary Compensation Table above, which represent the accounting expense recognized in 2007 pursuant to FAS 123R (see footnotes 1 and 2 to the Summary Compensation Table). There can be no assurance that the grant date fair value of RSAs and option awards will ever be realized. All RSAs were granted from the 2003 Stock Plan and all stock options were granted from the 1997 Stock Plan.

GRANTS OF PLAN-BASED AWARDS

								Exercise or
						All Other		Base Price of
						Stock	Numbers of	Option Awards	Grant Date
			Estimated Possible Payouts			Awards:	Securities	/Market Price	Fair Value of
		Board	Under Non-Equity			Number of	Underlying	on Grant Date	Stock and
	Grant	Approval	Incentive Plan Awards(1)			Shares of	Options	of Stock	Option Awards
Name	Date	Date	Threshold($)	Target($)	Maximum($)	RSAs (#)(2)	(#)(3)	Awards ($/sh)	(4)

Douglas A. Neugold	1/2/2007	12/13/2006	$222,300	$444,600	$889,200	34,720		$30.53	$1,060,022
	1/2/2007	12/13/2006					32,676	$30.53	$414,332
Timothy C. Carlson	1/2/2007	12/13/2006	$82,500	$165,000	$330,000	8,189		$30.53	$250,010
	1/2/2007	12/13/2006					7,707	$30.53	$97,725
	11/6/2007	11/6/2007				3,000		$31.12	$93,360
Daniel P. Sharkey	1/2/2007	12/13/2006	$83,325	$166,650	$333,300	13,102		$30.53	$400,004
	1/2/2007	12/13/2006					12,330	$30.53	$156,344
Tod A. Higinbotham	1/2/2007	12/13/2006	$86,900	$173,800	$374,600	13,102		$30.53	$400,004
	1/2/2007	12/13/2006					12,330	$30.53	$156,344
	11/6/2007	11/6/2007				2,000		$31.12	$62,240
Kevin M. Laing	1/2/2007	12/13/2006	$51,525	$103,050	$206,100	3,275		$30.53	$99,986
	1/2/2007	12/13/2006					3,083	$30.53	$39,092
Thomas J. McGowan	1/2/2007	12/13/2006	$47,700	$95,400	$190,800	4,913		$30.53	$149,994
	1/2/2007	12/13/2006					4,624	$30.53	$58,632

(1)	Actual cash awards for fiscal year 2007 (paid in February 2008) under the annual incentive compensation program are included in the Summary Compensation Table for the fiscal year ended December 31, 2007, under “Non-Equity Incentive Plan Compensation.” Such awards are subject to performance-based conditions; in most cases, the amounts earned were between “threshold” and “target” levels. For further explanation, see “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program — Annual Incentive Compensation Awards.”

(2)	Amounts shown above represent the maximum that could have been earned; in fact, the majority of such RSAs were forfeited. Restrictions on such awards lapse over four years (time-based vesting) if operating performance targets are achieved; however, awards granted to Messrs. Carlson and Higinbotham on November 6, 2007 are subject to time-based vesting only (50% on the third anniversary of the grant date, and 25% on the fourth and fifth anniversaries of the grant date) and contain no performance component. See “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — Compensation Earned by Named Executive Officers with respect to 2006 and 2007 ( footnote 2 to the table); and footnote 1 to the Summary Compensation Table above for an explanation of the performance-based conditions, the 2007 RSAs forfeited and the value of RSAs actually earned with respect to 2007.

(3)	Options granted vest ratably on each anniversary date over the four-year period following the grant date and expire on the tenth anniversary of the grant date.

(4)	Stock options granted on January 2, 2007 had a per option FAS 123R value of $12.68.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSAs held by the Company’s Named Executive Officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Stock Options					RSAs (1)
	Number of	Number of
	Securities	Securities			Option
	Underlying	Underlying			Expiration	Number of
	Unexercised	Unexercised			Date	Shares or Units of		Market Value of
	Options (#)	Options (#)		Option	(10 years from	RSAs That Have		RSAs That Have
Name	Exercisable	Unexercisable		Exercise Price ($)	grant date)	Not Vested (#)		Not Vested ($)

Douglas A. Neugold	30,000			$25.25	1/1/2009
	35,000			$33.06	1/1/2010
	40,000			$23.85	1/1/2012
	48,000	12,000	(2)	$18.52	1/1/2013
	21,876	7,293	(4)	$23.40	1/2/2014
	15,000	15,000	(5)	$22.53	1/3/2015
	5,684	17,054	(6)	$28.86	1/3/2016
		32,676	(7)	$30.53	1/2/2017	4,082	(9)	$131,645
						34,720	(13)	$1,119,720
						17,325	(12)	$558,731
						70,000	(11)	$2,257,500

Totals	195,560	84,023				126,127		$4,067,596

Timothy C. Carlson	0	5,000	(2)	$18.52	1/1/2013
	3,750	3,750	(4)	$23.40	1/2/2014
	5,049	5,049	(5)	$22.53	1/3/2015
	0	6,822	(6)	$28.86	1/3/2016
	2,273	7,707	(7)	$30.53	1/2/2017	1,750	(9)	$56,438
						7,767	(11)	$250,486
						8,189	(13)	$264,095
						3,000	(10)	$96,750
						6,930	(12)	$223,493

Totals	11,072	28,328				27,636		$891,261

Daniel P. Sharkey	30,000	0		$25.25	1/1/2009
	25,000	0		$33.06	1/1/2010
	5,000	0		$40.13	4/3/2010
	25,000	0		$18.25	1/2/2011
	20,000	0		$23.85	1/1/2012
	24,000	6,000	(2)	$18.52	1/1/2013
	14,584	4,862	(4)	$23.40	1/2/2014
	9,521	9,521	(5)	$22.53	1/3/2015
	3,001	9,004	(6)	$28.86	1/3/2016
		12,330	(7)	$30.53	1/2/2017	2,721	(9)	$87,752
						14,647	(11)	$472,366
						9,148	(12)	$295,023
						13,102	(13)	$422,540

Totals	156,106	41,717				39,618		$1,277,681

Tod A. Higinbotham	10,000	0		$37.38	10/18/2009
	25,000	0		$16.38	3/1/2011
	8,500	0		$23.85	1/1/2012
	4,800	1,200	(3)	$18.80	2/28/2013
	9,375	3,125	(4)	$23.40	1/2/2014
	7,213	7,213	(5)	$22.53	1/3/2015
	2,842	8,527	(6)	$28.86	1/3/2016	1,750	(9)	$56,438
		12,330	(7)	$30.53	1/2/2017	2,000	(10)	$64,500
						13,102	(13)	$422,540
						11,096	(11)	$357,846
						8,663	(12)	$279,382

Totals	67,730	32,395				36,611		$1,180,706

	Stock Options					RSAs (1)
	Number of	Number of
	Securities	Securities			Option
	Underlying	Underlying			Expiration	Number of
	Unexercised	Unexercised			Date	Shares or Units of		Market Value of
	Options (#)	Options (#)		Option	(10 years from	RSAs That Have		RSAs That Have
Name	Exercisable	Unexercisable		Exercise Price ($)	grant date)	Not Vested (#)		Not Vested ($)

Kevin M. Laing	12,000	3,000	(8)	$17.00	3/10/2013
	9,375	3,125	(4)	$23.40	1/2/2014
	2,900	2,900	(5)	$21.87	1/3/2015
	1,137	3,411	(6)	$28.86	1/3/2016
		3,083	(7)	$30.53	1/2/2017	1,750	(9)	$56,438
						4,400	(11)	$141,900
						3,465	(12)	$111,746
						3,275	(13)	$105,619

Totals	25,412	15,519				12,890		$415,703

Thomas J. McGowan		2,000	(3)	$18.80	2/28/2013
		3,125	(4)	$23.40	1/2/2004
		4,328	(5)	$22.53	1/2/2015
		5,116	(6)	$28.86	1/3/2016
		4,624	(7)	$30.53	1/3/2017	1,750	(9)	$56,438
						6,658	(11)	$214,721
						5,198	(12)	$167,636
						4,913	(13)	$158,444

Totals		19,193				18,519		$597,239

(1)	If the Company were to declare a dividend on its Common Stock with respect to any RSAs not vested at the time of payment such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such RSAs for the benefit of the holder. The Company has never paid dividends on shares of its Common Stock. The market value of shares that have not vested is based upon the last reported sale price of the stock on the NASDAQ Global Select Market on December 31, 2007 ($32.25).

(2)	Options granted on January 1, 2003, are exercisable in 20% annual increments beginning January 1, 2004.

(3)	Options granted on February 28, 2003, are exercisable in 20% annual increments beginning February 28, 2004.

(4)	Options granted on January 2, 2004, are exercisable in 25% annual increments beginning January 2, 2005.

(5)	Options granted on January 3, 2005, are exercisable in 25% annual increments beginning January 3, 2006.

(6)	Options granted on January 3, 2006, are exercisable in 25% annual increments beginning January 3, 2007.

(7)	Options granted on January 2, 2007, are exercisable in 25% annual increments beginning January 2, 2008.

(8)	Options granted on March 10, 2003, are exercisable in 20% annual increments beginning March 10, 2004.

(9)	Restrictions on awards granted January 2, 2004, lapse 50% on January 2, 2007, and 25% on each of January 2, 2008 and January 2, 2009.

(10)	Restrictions on awards granted November 6, 2007, lapse 50% on November 6, 2010, and 25% on each of November 6, 2011 and November 6, 2012.

(11)	Restrictions on awards granted January 3, 2005, lapse 50% on January 2, 2008, and 25% on each of January 3, 2009 and January 2, 2010.

(12)	Restrictions on awards granted January 3, 2006, lapse 50% on January 2, 2009, and 25% on each of January 3, 2010 and January 2, 2011.

(13)	Restrictions on performance-based RSAs granted on January 2, 2007 lapse based on the company’s achievement of the annual operating income target for the year ending December 31, 2007, and are subject to time-based vesting over a period of four years following the grant date in equal annual tranches, with the first time-based vesting date on the date the Board determines the amount actually earned, following completion of the fiscal year annual audit, and the second, third, and fourth time-based vesting dates on the respective anniversary thereof. On February 6, 2008, Messrs. Neugold, Carlson, Sharkey, Higinbotham, McGowan and Laing earned 1,649; 389; 622; 622; 233; and 156 RSAs, respectively, based on 2007 consolidated financial results; the balance of such RSAs were forfeited. See “Compensation and Other

Information Concerning Officers and Directors — Compensation Discussion and Analysis — Compensation Earned by Named Executive Officers with respect to 2006 and 2007” (footnote 2 to the table).

Option Exercises and RSAs Vested

The table below shows the number of shares of the Company’s Common Stock acquired during 2007 upon the exercise of stock options by Named Executive Officers and the vesting of RSAs as of December 31, 2007.

OPTION EXERCISES AND RSAs VESTED

	Stock Options		RSAs
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting	on Vesting ($)

Douglas A. Neugold	68,000	$726,736	4,081	$121,614
Timothy C. Carlson	41,500	$430,294	1,750	$52,150
Daniel P. Sharkey	30,000	$210,510	2,721	$81,086
Tod A. Higinbotham	0	$0	1,750	$52,150
Thomas J. McGowan	10,994	$101,540	1,750	$52,150
Kevin M. Laing	0	$0	1,750	$52,150

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2007. All outstanding awards relate to our Common Stock. For additional information about our equity compensation plans, see Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))(1)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,171,743	$25.71	2,501,988
Equity compensation plans not approved by security holders	0	0	0

Total	2,171,743	$25.71	2,501,988

(1)	The number of securities remaining available for future issuance under each of the Company’s 1998, 2000 and 2003 Stock Plans is 468,520; 308,450; and 1,425,536, respectively. The 1997 Stock Plan expired in 2007. The number of securities remaining available for future issuance under the Company’s 1998 Employee Stock Purchase Plan, which allows eligible employees of the Company an opportunity to purchase Common Stock of the Company through accumulated payroll deductions, is 299,482. Each of the Company’s 1997 and 1998 Stock Plans provides for the grant of incentive stock options, non-qualified options, stock awards, or stock appreciation rights. The Company’s 2000 Stock Plan provides for the grant of incentive stock options, non-qualified options, or stock appreciation rights. The Company’s 2003 Stock Plan provides for the grant of incentive stock options, non-qualified options, stock appreciation rights, or restricted stock.

Director Compensation

Components of Non-Employee Director Compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. Non-employee director compensation is determined by the Board based on Company performance as well as recommendations developed by the Compensation Committee after benchmarking overall compensation practices with the Peer Group and other relevant comparable companies. The key elements of non-employee director compensation are a retainer, committee service and chair fees and equity-based grants. It is the Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of the Company’s directors and its stockholders.

No director who is an employee of the Company is compensated for services as a member of the Board of Directors. Each of the Company’s directors who is not an employee of the Company receives the following (payable January 1 of the calendar year for which the fees are due):

•	An annual retainer of $40,000 payable in “deferred stock units” (see below) or cash.

•	An annual fee to members of the Audit Committee and to the Chair of the Audit Committee of $10,000 and $15,000, respectively, payable in “deferred stock units” or cash.

•	An annual fee to members of the Compensation Committee and to the Chair of the Compensation Committee of $5,000 and $10,000, respectively, payable in “deferred stock units” or cash.

•	An annual fee to members of the Corporate Governance and Nominating Committee and to the Chair of the Corporate Governance and Nominating Committee of $7,500 and $15,000, respectively, payable in “deferred stock units” or cash.

•	An annual fee to members of the Technology Committee and to the Chair of the Technology Committee of $5,000 and $10,000, respectively, payable in “deferred stock units” or cash.

•	Annual equity compensation with a value of approximately $125,000 divided equally between stock option grants (using a Black-Scholes-Merton valuation model for a 10-year option) and RSAs. Such options vest on the first anniversary of the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the last reported sale price of our Common Stock on the NASDAQ Global Select Market on the date preceding the grant date. Restrictions on RSAs granted to non-employee directors lapse on straight-line basis on each anniversary of the award date over a three-year period.

Fiscal 2007 Compensation

The following table reflects compensation for each member of the Board (with the exception of Mr. Neugold, Chief Executive Officer, President and Director, whose aggregate compensation is described above together with the Company’s other Named Executive Officers; Mr. Neugold does not receive any compensation for his service as a director) for the fiscal year ended December 31, 2007 paid (fees earned or paid in cash and all other compensation) or expensed (long-term incentive grants) during the year.

	Fees Earned or		Stock	All Other
	Paid in Cash	RSAs	Options	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)

Mark A. Adley(4)	$60,000	$87,195	$77,392	$	$224,587
Eugene G. Banucci(5)	—	$770,640	$373,286	$550,962	$1,694,888
Frederick C. Flynn, Jr.(6)	$55,000	$41,669	$48,763	$	$145,432
Robert S. Hillas(7)	$55,000	$87,195	$68,580	$	$210,775
Stephen H. Mahle(8)	$57,500	$239,845	$68,580	$	$365,925
C. Douglas Marsh(9)	$57,500	$108,032	$68,580	$	$234,112
Cheryl L. Shavers(10)	$58,333	$38,193	$53,353	$	$149,879

(1)	All directors elected to defer receipt of annual retainers and fees for Board and Committee service for 2007 into “deferred stock accounts” (see below under “Deferral of Retainer and Fees for Committee Service”), except for Dr. Shavers who elected to receive such annual retainer and fees in cash, and Dr. Banucci who, as an employee director, was not eligible for a director’s fee.

(2)	These amounts reflect the Company’s accounting expense for RSAs for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R, excluding forfeitures, and do not correspond to any actual amount granted to or realized by the directors in 2007. See Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining such expense under FAS 123R. The grant date fair value is generally the amount the Company would expense in its financial statements over the award’s service period, excluding forfeitures. The grant date fair value of RSAs granted on January 2, 2007 was $30.53. Because Messrs. Adley, Hillas, Mahle and Marsh are retirement eligible under the 2003 Stock Plan, the compensation expense associated with their 2007 awards is being recognized over a one-year period, which represents the minimum period they must serve as a director following the grant date of the award in order to trigger the retirement provision, rather than the award’s three-year vesting period. In addition, ratable amounts expensed in 2007 for awards that were made in prior years are included (that is, 2004, 2005 and 2006). There can be no assurance that the FAS 123R amounts will ever be realized.

(3)	These amounts reflect the Company’s accounting expense for grants of options for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R, excluding forfeitures, and do not correspond to any actual amount paid or realized by the directors in 2007. See Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for the assumptions made in determining such expense under FAS 123R. The FAS 123R value as of the grant date for options is recognized on a straight-line basis over the number of months of service required for the grant to become non-forfeitable. The grant date fair value of options granted on January 2, 2007 was $12.68. In addition, ratable amounts expensed in 2007 for awards that were made in prior years are included (that is, 2003, 2004, 2005 and 2006). There can be no assurance that the FAS 123R amounts will ever be realized.

(4)	Mr. Adley is Chair of the Corporate Governance and Nominating Committee and a member of the Compensation Committee. Mr. Adley also serves as the presiding independent director of the Board of Directors. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Mr. Adley was 5,267 and 49,295, respectively.

(5)	Dr. Banucci is Chairman of the Board and, pursuant to his Employment Agreement with the Company (see “Compensation Analysis and Disclosure — Employment Agreements”), was paid a salary of $450,000 and a cash bonus of $80,000 with respect to 2007. An additional $20,962 was paid with respect to dues and fees, spousal travel, 401(k) savings plan matching contribution, and supplemental insurance premium. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Dr. Banucci was 50,568 and 269,089, respectively.

(6)	Mr. Flynn is Chair of the Audit Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Mr. Flynn was 3,491 and 6,695, respectively.

(7)	Mr. Hillas is a member of the Audit Committee and Chair of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Mr. Hillas was 5,267 and 51,378, respectively.

(8)	Mr. Mahle is a member of the Audit Committee and Corporate Governance and Nominating Committee. On March 1, 1996, upon Mr. Mahle’s appointment to the Board, the Board granted him a non-qualified stock option to purchase an aggregate of 22,500 shares at an exercise price of $10.50 as compensation for his service to the Company as a Director. That option expired on March 1, 2006 with a total net unrealized value of approximately $468,000 as of the expiration date. Mr. Mahle, through an administrative oversight, failed to exercise the option prior to the expiration date. The Board of Directors made a special RSA as compensation for Mr. Mahle’s 10 years of service to the Company. The market value of the RSA was approximately $457,950, based upon the last reported sale price of the Company’s Common Stock on the NASDAQ Global

Select Market on April 17, 2006, or $30.53 per share. Restrictions on the award lapse on a straight-line basis on each anniversary of the award date over a three-year period. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Mr. Mahle was 15,267 and 51,378, respectively.

(9)	Mr. Marsh is a member of the Compensation Committee and of the Corporate Governance and Nominating Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Mr. Marsh was 5,267 and 76,378, respectively.

(10)	Dr. Shavers is Chair of the Technology Committee and a member of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2007 held by Dr. Shavers was 3,187 and 6,098, respectively.

Deferral of Board Retainer and Fees for Committee Service

Non-employee directors may elect to defer receipt of the annual Board retainer and fees for Committee service, if any, at the beginning of the year into individual “deferred stock accounts,” pursuant to the Company’s Non-Employee Directors’ Deferred Compensation Program of the ATMI, Inc. 1998 Stock Plan (the “Program”) established in 2001 for such purpose. Such accounts are established at the time of deferral and are equivalent to deferred stock units of the Company’s Common Stock valued at the closing price of such Common Stock at the time of deferral. The deferred stock units are converted into shares of the Company’s Common Stock upon a non-employee director’s separation from service as a director of the Company and in certain very limited circumstances where the Compensation Committee, in its sole discretion, makes a finding that continued deferral would result in severe financial hardship as a result of an “unforeseeable emergency” under Section 409A of the Tax Code. No such finding has been made to date by the Compensation Committee under the Program. In fiscal 2007, most of the non-employee directors elected to defer receipt of the annual Board retainer and fees for committee service, as applicable.

Other Compensation

The Company reimburses directors for travel expenses of their spouses accompanying the directors to one Board meeting per year, when applicable (which in all cases equals an amount below the disclosable threshold) (see “All Other Compensation” contained in the table above under “Fiscal 2007 Compensation”). Dr. Banucci’s “Other Compensation” is detailed in footnote 5 to the table above.

Change in Control

With respect to “change in control” agreements applicable to Mr. Neugold and Dr. Banucci, see above under “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — Individual Employment Agreements”. There are no “change in control” agreements in place for non-employee directors. However, pursuant to the forms of option grant and RSA agreements for non-employee directors effective for grants and awards made after January 1, 2005, in the event that any non-employee director’s service is terminated in connection with a “change in control” of the Company, all such options and RSAs held by non-employee directors that are not vested shall be immediately accelerated as of the effective date of such termination; provided that in the case of RSAs, to the extent that the vesting of all or some of such unvested RSA is not permitted under the relevant Stock Plan, in lieu thereof, the Company shall become obligated to pay such directors an amount in cash equal to the fair market value of those RSAs that do not vest as of the date of such termination following a “change in control.” Assuming a termination upon a “change in control” on December 31, 2007, the non-employee directors would receive a cash payment related to such RSAs of $142,405, $112,585, $142,405, $464,905, $142,405 and $102,802 in the case of Messrs. Adley, Flynn, Hillas, Mahle, Marsh and Dr. Shavers, respectively. Under Dr. Banucci’s employment agreement with the Company, in the event of a termination upon a “change in control” on December 31, 2007, he would receive a cash payment equal to $2,402,805. In any case, pursuant to the terms of the relevant Stock Plan and relevant grant and award agreements, the Board of Directors of the Company (or a successor) would be prohibited from terminating or amending any Stock Plan of the Company or any grant of benefits under such Stock Plan in a way that would adversely affect any rights under benefits already granted without the consent of the holders of such benefits (including any director).

Vesting of RSAs and Stock Options upon Death, Disability or Retirement

In the event that a non-employee director’s service as a director of the Company terminates by reason of such director’s death, disability or retirement, the form of RSA agreement in effect as of January 1, 2005 and thereafter for non-employee directors provides that any unvested RSAs shall not be forfeited, but shall continue to vest in accordance with the original vesting schedule. Under most circumstances, with respect to unvested stock options, in the event that a non-employee director’s service as a director of the Company terminates by reason of such director’s death, disability or retirement, such options shall terminate.

Other Arrangements

There are no other arrangements pursuant to which any of the Company’s independent directors were compensated for any service provided as a director during fiscal 2007.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT OF THE
AUDIT COMMITTEE

Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2007 and 2006

The following table presents fees for professional services rendered by Ernst & Young LLP (“E&Y”) for the audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting for fiscal 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2007 and 2006.

	Fiscal 2007	Fiscal 2006
	(In thousands)

(1) Audit fees(a)	$1,289	$1,268
(2) Audit-related fees	$10	$—
(3) Tax fees(b)	$37	$70
(4) All other fees	$2	$2

TOTAL	$1,338	$1,340

(a)	For the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)	For tax compliance, tax advice and tax planning.

Pre-approval of Audit and Non-Audit Services

Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2007, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm.

The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

Each year, the Audit Committee is asked to pre-approve the engagement of the independent registered public accounting firm and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s review of the financial statements or that are traditionally performed by the independent registered public accounting firm) and tax services (such as tax compliance, tax planning and tax advice) for the following year.

The fee amounts are generally approved and are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee throughout the year. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount.

If the Company wishes to engage the independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically approved services.

If the Company wishes to engage the independent registered public accounting firm for additional services that have not been generally pre-approved as described above, then such engagement is presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an immediate decision, then the Company may ask the Chair of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chair is then reported to the other Committee members at the next regularly scheduled Audit Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chair of the Audit Committee is required before the independent registered public accounting firm may commence any engagement.

In 2007, there were no fees paid to E&Y under a “de minimis” exception to the rules that waives pre- approval for certain non-audit services.

The Audit Committee monitored the activities and performance of E&Y, including the audit scope, audit fees, auditor independence matters and the extent to which E&Y was retained to perform non-audit services. In its review of non-audit service fees, the Audit Committee considered, among other things, the possible effect of the performance of such services on E&Y’s independence. After discussion with management and E&Y, the Audit Committee determined the audit and non-audit services provided by E&Y to have been consistent with maintaining its independence.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on such financial statements. The Audit Committee monitors these processes through periodic meetings with management and the independent registered public accounting firm. Please refer to the Audit Committee charter attached as Appendix A. The Audit Committee charter is also available on the Company’s website at www.atmi.com.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Committees,” as amended.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met periodically with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the year ended December 31, 2007, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Frederick C. Flynn, Jr., Chair
Robert S. Hillas
Stephen H. Mahle

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company recognizes that certain relationships with outside firms can present potential or actual conflicts of interest. Accordingly, as part of its business code of conduct, the Company has a written policy that requires directors, executive officers and employees to disclose any relationship, outside activity or financial interest that may present a possible conflict of interest or the appearance of a conflict (see above under “Board Operations — Code of Conduct”).

In accordance with its charter, the Audit Committee reviews and has prior approval authority for transactions with related persons. In addition, the Company has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock) to ensure that all such transactions are conducted at “arm’s length” and in the best interests of the Company and are identified, reported and approved in a timely manner.

•	Proposed related person transactions must be communicated to the Chief Financial Officer or Corporate Controller of the Company.

•	For any transaction in excess of $1,000, a competitive bid must be obtained before the related person transaction is initiated, provided the rates or charges involved are determined by competitive bids.

•	All related person transactions must be recommended for approval by the Chief Financial Officer to ensure only “arm’s length” related person transactions that are in the best interests of the Company are consummated.

•	The Chief Financial Officer and Corporate Controller are responsible for communicating all related person transactions to the Audit Committee of the Board, which is responsible for approving all related person transactions, and for ensuring proper disclosure (per the Audit Committee charter).

Directors and executive officers also complete an annual written questionnaire which includes questions on their relationships, including those of their immediate family members, with outside firms. They are required to promptly update the Company as to any change in the information provided by them in the questionnaire.

No relationships have been reported to the Audit Committee by the executive officers or directors of the Company that require disclosure under applicable regulations. Director relationships with outside firms are reviewed annually by the Corporate Governance and Nominating Committee.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2007, the proxy statement or the Notice of Annual Meeting of Stockholders to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.

Advance Notice Procedures

Under our Bylaws, any stockholder of record of the Company may nominate candidates for election to the Board of Directors, or present other business at an annual meeting, if a written notice is delivered to the Secretary of the Company at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the annual meeting of stockholders in 2009, between February19 and March 21, 2009. Such written notice must set forth:

•	As to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	As to any other business to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and such beneficial owner and (ii) the number of shares of Common Stock that are owned beneficially and held of record by such stockholder and such beneficial owner.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2009 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2009 may do so by following the procedures prescribed in SEC Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company no later than December 27, 2008. Proposals should be sent to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

APPENDIX A

ATMI, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose of the Audit Committee

The purpose of the Audit Committee is to represent and assist the Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, internal controls and performance of the Company’s internal and external audit functions. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal controls and procedures designed to promote and ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

II.	Membership

The Audit Committee shall be comprised of at least three directors determined by the Board of Directors to meet the independence and financial literacy requirements of NASDAQ Stock Market, Inc. (“NASDAQ”) and applicable federal law. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the full Board upon recommendation of the Corporate Governance and Nominating Committee.

The Audit Committee shall meet at least four times annually in person or by teleconference or other electronic means at such times and places (if in person) as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent registered public accounting firm, the Internal Audit Staff and management periodically. The Chairman of the Audit Committee shall regularly report on Audit Committee activities to the full Board.

III.  Responsibilities

The Audit Committee:

A.	Financial Statements and Disclosure Matters

1. Discusses with management and the independent registered public accounting firm quarterly earnings press releases, including the interim financial information, reviews the quarterly financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Quarterly Report on Form 10-Q, reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

2. Reviews and discusses with management, internal audit, and the independent registered public accounting firm various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent registered public accounting firm.

3. Reviews and has prior-approval authority for related-party transactions (as defined in the relevant NASDAQ requirements).

4. Reviews and discusses with management, internal audit, and the independent registered public accounting firm: (a) the adequacy and effectiveness of the Company’s internal controls (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Committee by the independent registered public accounting firm or management) under section 404 of the Sarbanes-Oxley Act; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

B.	Oversight of the Company’s Relationship with the Independent Auditor

1. Is directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the external auditor regarding financial reporting and internal control related matters). The independent registered public accounting firm shall report directly to the Audit Committee.

2. Shall obtain and review, at least annually, a report by the independent registered public accounting firm describing: (a) the firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

3. Reviews and discusses the written statement from the independent registered public accounting firm concerning any relationship between the independent registered public accounting firm and the Company or any other relationships that may adversely affect the independence of the independent registered public accounting firm, and, based on such review, assesses the independence of the independent registered public accounting firm.

4. Establishes policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm, with exceptions provided for de minimis amounts under certain circumstances as described by law. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

5. Reviews and discusses with the independent registered public accounting firm: (a) its audit plans and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying communications to management; and (c) the results of the independent registered public accounting firm’s procedures with respect to interim periods.

6. Reviews and discusses reports from the independent registered public accounting firm on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent registered public accounting firm, and (c) other material written communications between the independent registered public accounting firm and management.

7. Reviews with the Independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

C.	Oversight of the Company’s Internal Audit Function

1. Reviews the internal audit plan and significant findings from the Internal Audit Department

2. Discusses with the independent auditor and management the Internal Audit Department responsibilities, audit plan, budget and staffing.

D.	Compliance Oversight Responsibilities

1. Reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

2. Reviews the use of auditors other than the independent registered public accounting firm in cases such as management’s request for second opinions.

3. Oversees the Company’s program for handling the receipt, retention and treatment of complaints received. Of primary responsibility will be issues regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4. Publishes the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

5. Reviews periodically the Company’s program for monitoring compliance with the ATMI Securities Trading Policy and the Foreign Corrupt Practices Act of 1977, including violations of such policy or act.

6. Reviews the Company’s legal compliance programs and policies, and reports received from regulatory agencies; monitoring the results of compliance efforts.

7. Reviews periodically the Company’s code of ethics that applies to all of its directors, officers and employees, monitoring the results of compliance efforts.

8. When appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

The Audit Committee will engage in an annual self-assessment with the goal of continuous improvement, and will annually review and reassess the adequacy of its charter, and recommend any changes to the full Board.

The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

The Chairman of the Audit Committee is to be contacted directly by the independent registered public accounting firm (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibilities that have been communicated to management but, in its judgment, may warrant follow-up by the Audit Committee.

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ATMI
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008
The undersigned stockholder of ATMI, Inc. (the “Company”) hereby revokes all prior proxies and hereby appoints each of Douglas A. Neugold and Timothy C. Carlson as a proxy for the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Company’s annual meeting of stockholders for the fiscal year ended December 31, 2007, to be held at ATMI, Inc., 6 Commerce Drive, Danbury, Connecticut 06810, on May 22, 2008, at 10:00 a.m., local time, and at any adjournment thereof, and the undersigned authorizes and instructs such proxies or their substitutes to vote as follows, and in their discretion upon any other matter that may properly come before the meeting or any postponement or adjournment thereof.
1.	ELECTION OF DIRECTORS: To elect the nominees listed below to the Board of Directors for the term set forth in Proposal No. 1 of the Proxy Statement:

FOR the nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below) :	to vote for the nominee listed below :
(INSTRUCTION: To withhold authority to vote for the nominee, strike a line through the nominee’s name in the list below.)

Mark A. Adley	:
Eugene G. Banucci	:
The Board of Directors recommends a vote FOR proposal 1.
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008:
The Board of Directors recommends a vote FOR proposal 2.

FOR :	AGAINST :	ABSTAIN :
SEE REVERSE SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
Receipt of the Notice of Annual Meeting and of the Proxy Statement and the Company’s 2007 Annual Report to stockholders accompanying the same is hereby acknowledged.
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
     [    ]      MARK HERE FOR ADDRESS CHANGE and NOTE AT LEFT BELOW.

Dated:	,	2008

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

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